ROCHESTER TEL                 CONTACT:      Media:
                                             Diana C. Melville
Media Relations                              716-777-1090
716-777-1090                                Investors:
                                             Kristen H. Jenks
Fax:  716-325-4624                           716-777-6422

FOR RELEASE:   AFTER 3:00 P.M. ON MONDAY, JANUARY 17, 1994

SUMMARY: ROCHESTER TEL 1993 OPERATING INCOME HIGHEST IN HISTORY

         Superior performance in long distance business
         Contributes to 19 percent increase in net income

     Rochester, New York -- January 17, 1994 -- Rochester Telephone Corporation today reported one of the most profitable years in its history. Net income was $82.7 million in 1993, a
19.1 percent increase over 1992, and earnings per common share were $2.42, an increase of 18 percent over fiscal 1992. Operating income reached an all-time high of $195 million, an
11.3 percent increase over 1992.
     The company's results for 1993 were led by outstanding performance in its long distance line of business and the continued contribution of the telephone companies outside of Rochester, NY.
     "This was a truly outstanding year for the company and its owners," stated Ronald L. Bittner, Chairman, President and
CEO.   "Based on our earnings momentum these past few years, it
is clear that Rochester Tel is successfully making the transformation from its utility heritage to a viable competitor in our rapidly-changing industry." Bittner noted that the company's net income was marginally higher only in 1989, a year which included $21 million in one-time gains from the sale of a paging company and minority cellular interests.
     Bittner stated that for the first time, revenue from the company's competitive businesses was greater than either the Rochester, NY telephone operating company or the regional telephone companies outside of Rochester. "Over 34 percent of the company's revenue was derived from its deregulated businesses in 1993," he said. Total revenues and sales were $906 million for the year, a 12.7 percent improvement over 1992's results.
     Contributing to the company's strong earnings performance was net income of $25.6 million, or $.75 per common share, in the fourth quarter of the year. The fourth quarter results include a one-time, after-tax gain of $2.3 million on the sale of a portion of the company's minority investment in a Canadian long distance reseller.

                            --more--
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     For the quarter, revenues and sales were $242.1 million, a
15 percent improvement over 1992's results. Fourth quarter operating income was $53.3 million, a 17.2 percent increase over the fourth quarter of 1992. This compares favorably to operating income increases of 9.8, 13.4, and 4.9 percent in the first, second and third quarters of 1993 over the comparable periods in 1992.

TELECOMMUNICATION SERVICES
     Driven largely by the rapid expansion of the long distance business, sales for the Telecommunication Services group reached $312.6 million for the year, a 32 percent improvement over 1992. The Telecommunications group grew profitably, with operating income improving 32.8 percent over 1992.
     The long distance business segment generated a 40.1 percent improvement in revenue over 1992 due to increased market penetration and selected new products, including revenues of $31 million from a new residential calling program. By year-end, there were more than half-a-million long distance customers.
     Sales from wireless services increased 40.1 percent for the year, reaching $29.6 million. Annual customer growth remained very strong at 33 percent. During the year, the company focused on the expansion of its wireless business with the addition of a majority interest in the Utica-Rome, NY cellular property, an agreement with NYNEX to form a New York State cellular supersystem that Rochester Tel began to manage in 1993, and higher marketing and sales expenses to grow the customer base.

TELEPHONE OPERATIONS
     Revenues in Telephone Operations were $593.9 million, an increase of 4.7 percent over 1992, driven largely by increases in telephone access lines of 3.9 percent during the year. For the second half of the year, revenues from the regional telephone companies surpassed that of the Rochester, NY operating company for the first time.
     Contributing to the revenue improvement were increases in local service revenue due to rate increases at several telephone companies outside of New York, and growth of 7.7 percent in overall minutes of use. Increased penetration of enhanced services such as custom calling features and advanced number identification products like Caller ID also contributed to revenue growth.
     1993 operating income for Telephone Operations rose 8.1 percent over 1992. The regional telephone companies continued to realize expense savings related to consolidation of certain functions across various companies and staff realignments. This group improved their operating income by 22.7 percent in 1993.

                            --more--

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     At the Rochester, NY operating company, revenues improved
a modest 1.8 percent for the year and operating income declined by 7.4 percent. Operating income was negatively affected by a previously-reported $3.3 million write-off for a discontinued software project, as well as a revenue reduction of nearly $5.0 million in anticipation of a rate stability agreement that was later approved by the New York State Public Service Commission on January 12, 1994. The agreement is intended to stabilize rates for the period prior to the final decision and the implementation of the company's Open Market Plan, which is under consideration by the Commission.

OTHER EARNINGS FACTORS
     In addition to the fourth quarter after-tax gain of $2.3 million on the sale of a portion of the company's minority interest in the Canadian long distance company, Rochester Tel's overall results for 1993 reflected several one-time items that were reported previously. These included the $3.3 million pre-tax software write-off at the Rochester, NY operating company in the third quarter, partially offset by an after-tax gain of nearly $1 million on the sale of S&A Telephone in Kansas, which took place on September 16, 1993.
     During the year, taxes increased by $2.0 million as a result of the federal tax rate increase to 35 percent, as mandated by the Revenue Reconciliation Act of 1993. Also, effective January 1, 1993, the company adopted Financial Accounting Standards Board Statement No. 106, "Employers' Accounting for Postretirement Benefits Other than Pensions,"
(OPEB), electing to amortize the recognition of the transition obligation over a 20-year period. The incremental expense included in 1993 operating income was $11.9 million. However, part of the increase was offset by a change in accounting for pension for rate making purposes at the Rochester operating company. The impact of these two items on 1993 earnings, net of the income tax benefit, was an expense of $3.8 million.
     On June 7, 1993, the Telecommunication Services group acquired Budget Call Long Distance, Inc. for cash, and on September 30, 1993, Mid Atlantic Telecom was acquired using shares of common stock. Both transactions were accounted for as purchase acquisitions.
     Interest expense decreased $3.5 million, or 7.0 percent, in 1993 as a result of both lower debt levels and interest rates relative to 1992. During 1993, the company recalled $115.4 million of debt.
     Rochester Tel has operations that serve 1.5 million customers through 49 telecommunications companies in 22 states. The company's principal lines of business include long distance, network systems, wireless communications and telephone operations. At December 31, 1993, the company had 931,650 customer access lines. Rochester Tel is headquartered in Rochester, NY and was incorporated in 1920.

INCOME STATEMENT AND BUSINESS SEGMENT INFORMATION FOLLOW.

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
                                           ROCHESTER TELEPHONE CORPORATION
                                           Consolidated Statement of Income
                                                     (Unaudited)
                                        3 Months Ended December 31,         12 Months Ended December 31,
In thousands, except per share data         1993 <F1><F2>    1992             1993 <F1><F2>       1992
- ---------------------------------------------------------------------------------------------------------
Revenues and Sales
Telephone Operations                        $153,231       $146,771            $593,871         $567,272
Telecommunication Services                    88,892         63,696             312,579          236,777
- ---------------------------------------------------------------------------------------------------------
  Total Revenues and Sales                   242,123        210,467             906,450          804,049
- ---------------------------------------------------------------------------------------------------------
Costs and Expenses
Operating expenses                           142,001        117,681             525,488          448,422
Cost of goods sold                             5,540          7,176              20,819           21,634
Depreciation                                  29,056         29,330             114,811          114,027
Taxes other than income taxes                 12,267         10,852              47,087           44,832
Software write-off <F3>                          -              -                 3,300             -
- ---------------------------------------------------------------------------------------------------------
  Total Costs and Expenses                  $188,864        165,039             711,505          628,915
- ---------------------------------------------------------------------------------------------------------
Operating Income                              53,259         45,428             194,945          175,134
Interest expense                              10,745         12,093              46,550           50,066
Other income and expense:
  Allowance for funds used
    during construction                          368            287               1,330            1,309
  Gain on sale on assets                       3,495             -                4,449             -
  Other income (expense), net                 (6,555)        (3,533)            (21,222)         (14,347)
- ---------------------------------------------------------------------------------------------------------
Income Before Taxes and
  Extraordinary Items                         39,822         30,089             132,952          112,030
Income taxes                                  14,187          9,843              50,232           41,527
- ---------------------------------------------------------------------------------------------------------
Income Before Extraordinary Items             25,635         20,246              82,720           70,503
Extraordinary Items                             -            (1,072)               -              (1,072)
- ---------------------------------------------------------------------------------------------------------
Consolidated Net Income                       25,635         19,174              82,720           69,431
Dividends on preferred stock                     297            297               1,187            1,188
- ---------------------------------------------------------------------------------------------------------
Income Applicable to Common Stock           $ 25,338       $ 18,877            $ 81,533         $ 68,243
========================================================================================================
Dividends on common stock                   $ 13,773       $ 13,161            $ 53,900         $ 50,936
Average common shares outstanding             33,963         33,319              33,727           33,319
Earnings Per Common Share
  Primary:
   Income Before Extraordinary Items        $    .75       $    .60            $   2.42         $   2.08
   Extraordinary Items                          -              (.03)                -               (.03)
- ---------------------------------------------------------------------------------------------------------
   Earnings Per Common Share-Primary        $    .75       $    .57            $   2.42         $   2.05
- ---------------------------------------------------------------------------------------------------------
  Fully Diluted:
   Income Before Extraordinary Items             .74            .60            $   2.41         $   2.07
   Extraordinary Items                          -              (.03)                -               (.03)
- ---------------------------------------------------------------------------------------------------------
   Earnings Per Common Share-Fully Diluted       .74            .57            $   2.41         $   2.04
                                           ( see next page for footnotes )
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
<F1> On January 1, 1993, the company adopted Financial Accounting Standards Board Statement No. 106 (FAS
     106), "Employers' Accounting for Postretirement Benefits Other than Pensions," using the delayed recognition of the transition obligation method.  Net of a change in accounting for pension costs for rate making purposes, at the Rochester Operating Company, additional operating expenses of $1.4 million were recognized in the quarter and $5.9 million for the year.

<F2> As a result of the Revenue Reconciliation Act of 1993, the quarter and annual income tax provisions include the impact of the federal tax rate increase to 35 percent.  The impact amounts to approximately
     $2 million for the year, of which approximately $400,000 is attributable to the fourth quarter.

<F3> As part of the Rochester Company's Settlement Agreement with the New York State Public Service
     Commission, the Company agreed to write-off one-half of costs previously deferred as part of a project to redesign customer accounts records, order flow and customer billing systems.  The costs were incurred from January 1990 to December 1992 and the project was abandoned after it was determined that the cost to complete was substantially greater than initially estimated.  The remaining one-half of the costs previously deferred are being amortized to expense and recovered in rates.

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
                                            ROCHESTER TELEPHONE CORPORATION
                                              Business Segment Information
                                                      (Unaudited)

                                          3 Months Ended December 31,    12 Months Ended December 31,
In thousands of dollars                        1993              1992               1993         1992
- -----------------------------------------------------------------------------------------------------
Telephone Operations
Revenues
Local service                            $   58,271        $   55,025         $  231,676   $  214,181
Network access service                       55,961            54,279            220,196      203,768
Long distance network service                 8,588             6,855             26,978       29,210
Directory advertising,
  billing services, and other                32,242            31,481            120,459      123,112
Less:  Uncollectibles                         1,831               869              5,438        2,999
- -----------------------------------------------------------------------------------------------------
     Total Revenues                      $  153,231        $  146,771         $  593,871   $  567,272
=====================================================================================================
Operating Income <F1>                    $   44,412        $   39,330         $  164,271   $  152,032
=====================================================================================================
Depreciation                             $   26,117        $   25,870         $   99,995   $  100,692
=====================================================================================================
Construction Expenditures                $   21,397        $   39,994         $   86,479   $  114,930
=====================================================================================================
Identifiable Assets <F2>                 $1,398,019        $1,416,630         $1,398,019   $1,416,630
=====================================================================================================
Telecommunication Services
Sales
Network Systems and Services:
  Non-Affiliate                          $   79,683        $   57,921         $  282,747   $  215,633
  Affiliate                                   3,403             1,189              6,036        1,511
Wireless Communications                       9,253             5,764             29,586       21,113
Eliminations                                 (3,447)           (1,178)            (5,790)      (1,480)
- -----------------------------------------------------------------------------------------------------
     Total Sales                         $   88,892        $   63,696         $  312,579   $  236,777
=====================================================================================================
Operating Income
Network Systems and Services             $    7,724        $    4,866         $   27,344   $   18,918
Wireless Communications                       1,105             1,214              3,256        4,110
Eliminations                                     18                18                 74           74
- -----------------------------------------------------------------------------------------------------
     Total Operating Income <F1>         $    8,847        $    6,098         $   30,674   $   23,102

=====================================================================================================
Depreciation                             $    2,939        $    3,460         $   14,816   $   13,335
=====================================================================================================
Construction Expenditures                $    7,930        $    1,905         $   15,677   $    8,941
=====================================================================================================
Identifiable Assets <F2>                 $  281,701        $  191,989         $  281,701   $  191,989
=====================================================================================================

<F1> See Notes (1) and (2) on Consolidated Statement of Income.
<F2> Includes assets eliminated in consolidation of $169,519 in 1993 and $94,722 in 1992.

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